YOUR VOTE IS IMPORTANT--Please execute and return the enclosed proxy promptly, whether or not you plan to attend the
                  T. Rowe Price Annual Meeting of Stockholders.






                             [LOGO OF T.ROWE PRICE]

                         T. ROWE PRICE ASSOCIATES, INC.
                              100 East Pratt Street
                            Baltimore, Maryland 21202




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 12, 1996


     Notice is hereby given that the Annual Meeting of Stockholders of T. Rowe Price Associates, Inc. (the "Company") will be held at 100 East Pratt Street, 12th Floor, Baltimore, Maryland, on April 12, 1996 at 10:00 a.m. for the following purposes:



     (1)  To elect 14 directors of the Company;

     (2) To consider and act upon a proposed charter amendment to effect a two-for-one stock split and a proportional increase in the authorized Common Stock;


     (3)  To consider and act upon the proposed 1996 Stock Incentive Plan; and

     (4) To consider and act upon such other business as may properly come before the meeting.

     February 12, 1996 was fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Alvin M. Younger, Jr.
                                   Secretary


Baltimore, Maryland

March 4, 1996

                                PROXY STATEMENT

                                  INTRODUCTION



         This proxy statement and the accompanying proxy are furnished to stockholders of T. Rowe Price Associates, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the annual meeting of stockholders described in the accompanying notice and at any adjournments thereof. The purpose of the meeting is to elect directors of the Company, to consider and act upon a proposed charter amendment to effect a two-for-one stock split and to effect a proportional increase in the authorized Common Stock of the Company, to consider and act upon the proposed 1996 Stock Incentive Plan, and to consider and act upon such other business as may properly come before the meeting. This proxy statement and the accompanying proxy are first being sent to stockholders on or about March 4, 1996.

     The record of stockholders entitled to notice of and to vote at the annual meeting was taken as of the close of business on February 12, 1996. At that date there were outstanding and entitled to vote 28,519,079 shares of Common Stock, par value $.20 per share, held by approximately 2,400 stockholders of record. In the election of directors, each share is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. For all matters except the election of directors, each share is entitled to one vote. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock at a meeting at which a quorum is present. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors. Approval of the proposed charter amendment requires the affirmative vote of a majority of the total number of shares of Common Stock outstanding, and approval of the 1996 Stock Incentive Plan requires the affirmative vote of the majority of the votes cast at the meeting. In the discussion of the proposals included in this proxy statement, the effect of abstentions and broker non-votes is discussed. Article EIGHTH, Section 3 of the charter of the Company limits the voting rights of certain persons and groups owning in excess of 15% of the Company's Common Stock. The Company does not believe that such provision will be applicable to any stockholders at the 1996 annual meeting, but will apply such provision if circumstances require.



     The cost of soliciting proxies and preparing the proxy materials will be borne by the Company. In order to ensure that sufficient shares of Common Stock are represented at the meeting, the Company has retained the services of Georgeson & Company, Inc. to assist it in soliciting proxies for a fee of $7,000 plus reimbursement for out-of-pocket expenses. The Company also will request securities brokers, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material. In addition to solicitation of proxies by Georgeson & Company, Inc., proxies may be solicited personally or by telephone or telegram by directors, officers, and employees of the Company or its subsidiaries without additional compensation to them.

     The Board of Directors has selected George J. Collins and George A. Roche to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person whether or not the stockholder has previously given a proxy.

                             ELECTION OF DIRECTORS


     Effective at the time of the annual meeting, the number of directors will be increased to 14 persons, and the entire Board of Directors will be elected to hold office until the next annual meeting of stockholders and until their respective successors are elected and have qualified. Eleven of the 14 nominees currently serve as directors of the Company. The three nominees who are not directors currently serve as managing directors of the Company.

     Carter O. Hoffman, a director of the Company since 1973 and an employee since 1961, and Thomas H. Broadus, Jr., a director of the Company since 1979 and an employee since 1966, are retiring as directors at the time of the annual meeting. Mr. Hoffman has been an equity and fixed income portfolio manager and has had a long and significant impact on the Company's corporate policies and financial management functions. Mr. Broadus has been a significant contributor as an equity portfolio manager to the firm's growth in both our private account and mutual fund businesses. The Board of Directors, on behalf of the Company, wishes to express its appreciation for their many contributions to the Company during their years of service as directors and as employees and for their continued advice and counsel.


     It is intended that all proxies received, unless otherwise indicated, will be voted for the election of the persons named in the following table, to serve until the next annual meeting of stockholders and until their respective successors are duly elected and have qualified. If any nominee should become unable or unwilling to serve, the proxies will be voted for the election of such person as may be designated by the Board of Directors to replace such nominee.

Information Concerning Nominees

     The following table presents information concerning persons nominated by the Board of Directors for election as directors of the Company. Except as indicated, the nominees have been officers of the organizations named below as their principal occupations or of affiliated organizations for more than five years. Positions of the nominees as trustees, directors, or principal officers of the T. Rowe Price Mutual Funds (including those Funds organized as trusts and referred to herein as the "Price Funds") and of certain other affiliated registered investment companies are also indicated. Stock ownership information is reported as of the record date.


                          Age,  principal occupation,  directorships with public
                          companies,and beneficial ownership of Common Stock
Name of Nominee           (percent of class)
--------------------------------------------------------------------------------

George J. Collins        Mr.Collins  is 55 years old and has been a director  of
                         the Company since 1980, president and chief executive officer since 1984, a managing director since 1989, a vice president between 1975 and 1984, and an employee since 1971. He is a director or trustee of 20 equity and fixed income funds within the Price Funds. Of these, he is chairman of 14 funds and president of one fund. (1)(2)(5)

                         924,460 shares (3.13%)(6
--------------------------------------------------------------------------------

James E. Halbkat, Jr.    Mr.Halbkat  is 61 years old and has been a director  of
                         the Company since 1979. He is President of U.S. Monitor
                         Corporation,  a provider  of public  response  systems.
                         (3)(4)(5)

                         14,000 shares* (7)
--------------------------------------------------------------------------------

Henry H. Hopkins         Mr.Hopkins  is 53 years old and has been a director  of
                         the Company since 1987, a managing director since 1989, a vice president between 1976 and 1989, and an employee since 1972.

                         317,484 shares (1.08%) (8)
--------------------------------------------------------------------------------

James A.C. Kennedy       Mr. Kennedy is 42 years old, is a nominee for director,
                         and has been director of the Equity Research Division of the Company since 1987, a managing director of the Company since 1990, a vice president between 1981 and 1990, and an employee since 1978. He is a director of the Mid-Cap Growth Fund.

                         317,081 shares (1.07%) (9)
--------------------------------------------------------------------------------
                                                        (see notes on pages 4-5)

John H. Laporte          Mr. Laporte is 50 years old, is a nominee for director,
                         and has been a managing  director of the Company  since
                         1989, a vice president between 1978 and 1989, and an employee since 1976. He is a director of nine equity funds within the Price Funds. Of these, he is chairman of three funds and president of four funds.


                         486,999 shares (1.65%) (10)
--------------------------------------------------------------------------------

Richard L. Menschel      Mr. Menschel is 62 years old and has been a director of
                         the Company since 1995. He is a limited  partner of The
                         Goldman Sachs Group, L.P., an investment banking firm.

                         0 shares (11)
--------------------------------------------------------------------------------

William T. Reynolds      Mr.  Reynolds  is  47  years  old,  is  a  nominee  for
                         director,  and has been  director  of the Fixed  Income
                         Division since 1994, a managing director of the Company since 1990, a vice president between 1983 and 1990, and an employee since 1981. He is a director or trustee of 10 fixed income funds within the Price Funds. Of these, he is chairman of three funds and president of six funds.

                         220,986 shares* (12)
--------------------------------------------------------------------------------

James S. Riepe           Mr.  Riepe is 52 years old and has been a  director  of
                         the Company since 1981, a managing director since 1989,
                         a vice president between 1981 and 1989, and director of
                         the Investment  Services Division and an employee since
                         1981.  He is  chairman of four of the 39 Price Funds on
                         which  he  serves  as a  director  or  trustee  and  is
                         chairman  of New  Age  Media  Fund,  Inc.  He is also a
                         director    of    Rhone-Poulenc    Rorer,    Inc.,    a
                         pharmaceuticals company. (1)(2)

                         681,939 shares (2.31%) (13)
--------------------------------------------------------------------------------

George A. Roche          Mr.  Roche is 54 years old and has been a  director  of
                         the Company since 1980,  chief financial  officer since
                         1984, a managing director since 1989, a vice president between 1973 and 1989, and an employee since 1968. He is president and a director of the New Era Fund and serves as a director of two other Price funds. (1)(2)

                         726,796 shares (2.46%) (14)
--------------------------------------------------------------------------------

John W. Rosenblum        Mr.  Rosenblum  is 52 years old and has been a director
                         of the  Company  since  1991.  He is the Tayloe  Murphy
                         Professor  at the Darden  Graduate  School of  Business
                         Administration  (the "Darden  School"),  University  of
                         Virginia,  and was Dean of the Darden  School from 1983
                         to  1993.   He  is  also  a  director   of   Chesapeake
                         Corporation,  a manufacturer of paper products;  Cadmus
                         Communications   Corp.,  a  provider  of  printing  and
                         communication  services;  Comdial Corp., a manufacturer
                         of  telephone   systems  for  businesses;   Cone  Mills
                         Corporation,   a  textiles  producer;   and  Providence
                         Journal Company, a publisher of newspapers and owner of broadcast television stations. (3)(4)

                         5,000 shares* (15)
--------------------------------------------------------------------------------
                                                        (see notes on pages 4-5)

Robert L. Strickland     Mr.  Strickland is 64 years old and has been a director
                         of the  Company  since  1991.  He is Chairman of Lowe's
                         Companies, Inc., a retailer of specialty home supplies, and is a director of Hannaford Bros. Co., a food retailer. (1)(3)(4)


                         6,000 shares* (16)
--------------------------------------------------------------------------------

M. David Testa           Mr.  Testa is 51 years old and has been a  director  of
                         the Company since 1981, a managing director since 1989, a vice president between 1976 and 1989, and an employee since 1972. Mr. Testa has also served as chairman of Rowe Price-Fleming International, Inc. since 1979. He is president and a director of the Equity Series and is a director or trustee of 14 other Price Funds. He serves as chairman of five of these Funds. (1)(2)(5)

                         394,442 shares (1.34%) (17)
--------------------------------------------------------------------------------

Philip C. Walsh          Mr.  Walsh is 74 years old and has been a  director  of
                         the Company  since 1987.  He is a consultant  to Cyprus
                         Amax Minerals Company, the successor by merger to Cyprus Minerals Company. (3)(4)(5)

                         6,000 shares* (18)
--------------------------------------------------------------------------------

Anne Marie Whittemore    Mrs. Whittemore is 49 years old and has been a director
                         of the Company since 1995.  She is a partner in the law
                         firm of McGuire,  Woods,  Battle & Boothe,  L.L.P.  and
                         serves  as  a  director  of  Owens  &  Minor,  Inc.,  a
                         distributor  of medical and  surgical  supplies;  USF&G
                         Corporation,  an  insurance  company;  the James  River
                         Corporation  of  Virginia,   a  manufacturer  of  paper
                         products; and Albemarle Corporation, a manufacturer of specialty chemicals.

                         200  shares*
--------------------------------------------------------------------------------

Beneficial ownership
of Common Stock by all
directors and executive
officers as a group
(27 persons)             6,245,632 shares (21.16%) (19)
--------------------------------------------------------------------------------


     *Indicates holdings of less than 1 percent.

     (1)  Member of the Executive Committee of the Board of Directors.

     (2)  Member of the Management Committee of the Board of Directors

     (3)  Member of the Audit Committee of the Board of Directors.

     (4)  Member  of  the  Executive  Compensation  Committee  of the  Board  of
          Directors.

     (5)  Member of the Nominating Committee of the Board of Directors.


     (6) Includes 58,800 shares which may presently be acquired by Mr. Collins upon the exercise of stock options. Also includes 67,602 shares owned by a family member and as to which Mr. Collins disclaims beneficial ownership.

     (7) Includes 4,000 shares which may presently be acquired by Mr. Halbkat upon the exercise of stock options.

     (8) Includes 54,000 shares which may presently be acquired by Mr. Hopkins upon the exercise of stock options.

     (9) Includes 90,756 shares which may presently be acquired by Mr. Kennedy upon the exercise of stock options.

     (10) Includes 75,800 shares which may presently be acquired by Mr. Laporte upon the exercise of stock options. Also includes 50,000 shares owned by a member of Mr. Laporte's family and 38,496 shares held in trusts for members of Mr. Laporte's family, as to which Mr. Laporte disclaims beneficial ownership.


     (11) During 1995, Goldman, Sachs & Co. performed services for the Company, including securities brokerage services. Mr. Menschel did not share in any payment for these services.


     (12) Includes 38,412 shares which may presently be acquired by Mr. Reynolds upon the exercise of stock options. Also includes 4,400 shares owned by members of Mr. Reynolds' family, as to which Mr. Reynolds disclaims beneficial ownership.

     (13) Includes 42,400 shares which may presently be acquired by Mr. Riepe upon the exercise of stock options. Also includes 90,000 shares held by or in trusts for members of Mr. Riepe's family, as to which Mr. Riepe disclaims beneficial ownership, and 41,000 shares held in a charitable foundation for which Mr. Riepe has voting and disposition power.

     (14) Includes 32,200 shares which may presently be acquired by Mr. Roche upon the exercise of stock options and 200,000 shares held by or in trusts for members of Mr. Roche's family and as to which Mr. Roche disclaims beneficial ownership.

     (15) Includes 4,000 shares which may presently be acquired by Mr. Rosenblum upon the exercise of stock options.

     (16) Includes   4,000  shares  which  may  presently  be  acquired  by  Mr.
          Strickland upon the exercise of stock options.

     (17) Includes 34,000 shares which may presently be acquired by Mr. Testa upon the exercise of stock options and 80,000 shares held in trusts for members of Mr. Testa's family and as to which Mr. Testa disclaims beneficial ownership.

     (18) Includes 4,000 shares which may presently be acquired by Mr. Walsh upon the exercise of stock options.

     (19) Includes 1,002,784 shares which may presently be acquired by all directors and executive officers as a group upon the exercise of stock options.


     Unless otherwise indicated in the foregoing notes, the individuals named above have sole voting and disposition powers over the shares beneficially owned by them.

Information Regarding the Board of Directors and Certain Committees


     During 1995, there were seven meetings of the Board of Directors of the Company. Each director who served for the entire year attended at least 75% of the combined total number of meetings of the Board and Board committees of which he was a member. The Board of Directors of the Company has an Audit Committee, an Executive Compensation Committee, and a Nominating Committee.

     The Audit Committee meets with the Company's independent accountants to review the Company's audited financial statements, to review whether satisfactory accounting procedures are being followed by the Company and whether internal accounting controls are adequate, to inform itself with regard to non-audit services performed by the independent accountants, and to review fees charged by the independent accountants. The Audit Committee also recommends to the Board of Directors the selection of independent accountants. The directors designated in note (3) on the previous page are members of the Audit Committee, which met on four occasions during 1995.

     As described in the report beginning on page 8, the Executive Compensation Committee establishes the compensation for certain executive officers of the Company and generally reviews benefits and compensation for all officers and employees. It also administers the Company's stock incentive and stock purchase plans and the Company's Executive Incentive Compensation Plan. The directors designated in note (4) on the previous page are members of this Committee and met seven times during 1995.

     The Nominating Committee advises the Board of Directors with respect to the selection and nomination of individuals to serve as directors of the Company. The directors designated in note (5) on the previous page are members of the Nominating Committee, which held one meeting in 1995. Nominations for director which are presented to the Nominating Committee by stockholders are considered in light of the needs of the Company as well as the nominee's individual knowledge, experience, and background.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS


     Summary Compensation Table. The following table sets forth certain information concerning the compensation for the last three years of the chief executive officer and the four executive officers of the Company who, in addition to the chief executive officer, received the highest compensation during 1995.


                           SUMMARY COMPENSATION TABLE

                                                             Long-Term                  All Other
                              Annual Compensation (1)       Compensation Awards      Compensation (4)
------------------------------------------------------------------------------------------------------
Name and                                                  Securities Underlying
Principal Position       Year    Salary    Bonus (2)        Options Granted (#)(3)
------------------       ----    ------    ---------       -----------------------
George J. Collins        1995   $325,000  $1,300,000              -0-                    $24,000
President, Chief Exec-   1994    325,000   1,250,000              -0-                     22,500
utive Officer and        1993    290,008     750,000             35,000                   30,000
Managing Director
------------------------------------------------------------------------------------------------------
James S. Riepe           1995    275,000   1,300,000            100,000                   22,500
Managing Director        1994    275,000   1,250,000              -0-                     22,500
                         1993    248,750     750,000             30,000                   30,000
------------------------------------------------------------------------------------------------------
George A. Roche          1995    275,000   1,300,000            100,000                   24,000
Chief Financial Officer  1994    275,000   1,250,000              -0-                     22,500
and Managing Director    1993    248,750     750,000             30,000                   30,000
------------------------------------------------------------------------------------------------------
M. David Testa           1995    275,000   1,300,000              -0-                     26,625
Managing Director        1994    275,000   1,250,000            300,000                   26,625
                         1993    248,750     750,000             30,000                   33,731
------------------------------------------------------------------------------------------------------
John H. Laporte          1995    250,000   1,300,000             25,000                   26,250
Managing Director        1994    250,008     800,000             20,000                   26,250
                         1993    220,833     550,000             24,000                   33,312
------------------------------------------------------------------------------------------------------


     (1) No officer named in the Summary Compensation Table received any perquisites and other personal benefits the aggregate amount of which exceeded the lesser of either $50,000 or 10% of the total annual salary and bonus reported for 1995 in the Summary Compensation Table.


     (2) Bonuses for 1995 were paid pursuant to the Company's Executive Incentive Compensation Plan. For 1993 and 1994, bonuses were determined by the Executive Compensation Committee based upon individual, group, and corporate performance. Bonuses vary significantly from year to year and among eligible employees. See "Report of the Executive Compensation Committee."


     (3) The number of shares subject to options have been adjusted in accordance with the terms of the options for the two-for-one stock split effective at the close of business on November 30, 1993.



     (4) Included in other compensation is a $22,500, $22,500, and $30,000 contribution for 1995, 1994, and 1993, respectively, for each of the named individuals to the Company's tax-qualified profit sharing plan, which provides retirement benefits based on the investment performance of each participant's account under the plan. Also includes $1,500 in directors fees paid by a wholly owned subsidiary of the Company to each of Mr. Collins and Mr. Roche in 1995 and $4,125, $4,125, and $3,731 in employer matching contributions under the Company's 1986 Employee Stock Purchase Plan for Mr. Testa in 1995, 1994, and 1993, respectively, and $3,750, $3,750, and $3,312 in employer matching contributions under the Company's 1986 Employee Stock Purchase Plan for Mr. Laporte in 1995, 1994, and 1993, respectively.

     Option Grants Table. The following table sets forth certain information relating to options granted to purchase shares of Common Stock of the Company. Options generally become exercisable on the first through fifth anniversaries of the date of grant, with the exception of the 1994 option award to Mr. Testa and the 1995 option awards to Mr. Roche and Mr. Riepe, which become exercisable on the third through fifth anniversaries of the date of grant. In December 1995, the Executive Compensation Committee (the "Committee") adopted amendments to all existing option agreements under the Company's 1986, 1990, and 1993 Stock
Incentive Plans providing that such options and any options granted in the future to current option holders will become exercisable in full for a period of one year following certain specified changes in control of the Company or approval by the Board of Directors of certain transactions leading to changes in control, subject to the ability of the Committee to rescind such acceleration of exercisability for a specified period following any triggering event. In addition, the Company's stock option plans provide the Committee with broad discretion to accelerate the exercisability of options.


                       OPTION GRANTS IN LAST FISCAL YEAR
                    Number of      Percent of                                         Potential Realizable Value at
                    Securities    Total Options                                    Assumed Annual Rates of Stock Price
                    Underlying    Granted to       Exercise or                       Appreciation for Option Term (2)
                     Options      Employees in      Base Price    Expiration    ---------------------------------------
Name                Granted (#)    Fiscal Year     Per Share(1)     Date           0%(3)        5%             10%
-----------------------------------------------------------------------------------------------------------------------
George J. Collins         0             0%              N/A          N/A            $0     $        0      $        0


James S. Riepe      100,000           8.2%            $52.25      10/31/05           0      3,286,000       8,327,000
George A. Roche     100,000           8.2%             52.25      10/31/05           0      3,286,000       8,327,000
M. David Testa            0             0%              N/A          N/A             0              0               0
John H. Laporte      25,000           2.0%             52.25      10/31/05           0        821,500       2,081,750
--------------------------------------------------------------------------------

     The 5% and 10% assumed rates of stock price appreciation used to calculate potential gains to optionees are provided pursuant to the rules of the Securities and Exchange Commission. To put these hypothetical gains into perspective, the following additional information is being provided.




                    Number of      Percent of                                         Potential Realizable Value at
                    Securities    Total Options                                    Assumed Annual Rates of Stock Price
                    Underlying    Granted to       Exercise or                       Appreciation for Option Term (2)
                     Options      Employees in      Base Price    Expiration    --------------------------------------------
Name                Granted (#)    Fiscal Year     Per Share(1)     Date           0%(3)        5%             10%
----------------------------------------------------------------------------------------------------------------------------
All Stockholders(4)     N/A             N/A             N/A          N/A             0       $940,135,542    $2,382,382,429
----------------------------------------------------------------------------------------------------------------------------
Potential Gain to
Named Executives as a
Percentage of
Potential All
Stockholders Gain       N/A             N/A             N/A          N/A            N/A             .79%               .79%
---------------------------------------------------------------------------------------------------------------------------


     (1) Options were granted at 100% of fair market value on the date of grant.

     (2) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from November 1, 1995 (the date of grant of the 1995 option awards) to October 31, 2005 (the date of expiration of such options) of 0%, 5%, and 10%, the latter two assumed rates being required under the rules of the Securities and Exchange Commission. Based on these assumed annual rates of stock price appreciation of 0%, 5%, and 10%, respectively, the Company's stock price at October 31, 2005 is projected to be $52.25, $85.11, and $135.52, respectively. These assumptions are not intended to forecast future appreciation of the Company's stock price. Indeed, the Company's stock price may increase or decrease in value over the time period set forth above. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

     (3)  Optionees  will not  realize  value  under  their 1995  option  grants
          without  a  stock   price   appreciation   which  will   benefit   all
          stockholders.


     (4) The number of shares subject to options granted in 1995 is not included in the number of shares used to calculate potential realizable value at the assumed annual rates of stock price appreciation of 0%, 5%, and 10%, respectively.

     Aggregated Option Exercises and Fiscal Year-End Option Values Table. The following table sets forth certain information concerning the exercise of stock options, the number of unexercised options, and the value of unexercised options at the end of 1995 for the executive officers whose compensation is reported in the Summary Compensation Table. Value is considered to be, in the case of exercised options, the difference between the exercise price and the market price on the date of exercise and, in the case of unexercised options, the difference between the exercise price and market price on December 31, 1995.






                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES






                                                               Number of Secur-
                                                             ities Underlying        Value of Unexercised
                                                            Unexercised Options    "In-the-Money" Options
                                                            at December 31, 1995     at December 31, 1995
                     Shares Acquired          Value           (Exercisable/               (Exercisable/
Name                 on  Exercise (1)       Realized          Unexercisable)(1)      Unexercisable)(2)
----------------------------------------------------------------------------------------------------------
George J. Collins        N/A                    N/A          58,800/ 28,200         $1,995,200/$667,425



James S. Riepe           9,600               $460,200        42,400/131,600          1,208,700/ 802,050

George A. Roche         11,400                498,900        32,200/131,600            879,750/ 802,050

M. David Testa          17,700                636,856        34,000/331,600           937,800/5,902,050

John H. Laporte         20,000                774,375        75,800/ 68,200          2,459,438/ 975,000
----------------------------------------------------------------------------------------------------------

     (1) All share figures have been adjusted in accordance with the terms of the options for the two-for-one stock split effective at the close of business on November 30, 1993.


     (2) An "In-the-Money" option is an option for which the option price of the underlying stock is less than the market price at December 31, 1995, and all of the value shown reflects stock price appreciation since the granting of the option.


     Compensation of Directors. Directors who are also officers do not receive directors' fees. Each independent director who served for the entire year received $50,000 for 1995 services as a director and board committee member. The fee paid to each of Mr. Menschel and Mrs. Whittemore, who served on the Board of Directors for part of the year, was $25,000.

     Pursuant to the 1995 Directors Stock Option Plan approved by stockholders on April 6, 1995, each of Mr. Halbkat, Mr. Rosenblum, Mr. Strickland, and Mr. Walsh received options to purchase 4,000 shares of Common Stock at $38.375 per share (the last reported sale price on April 6, 1995), and each of Mr. Menschel and Mrs. Whittemore received options to purchase 2,000 shares of Common Stock at $45.75 per share (the last reported sale price on September 18, 1995).


     During 1995, Philip C. Walsh (Chairman), James E. Halbkat, Jr., John W. Rosenblum, and Robert L. Strickland served as members of the Executive Compensation Committee. No director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director or board committee member of the Company.

Report of the Executive Compensation Committee


     The Executive Compensation Committee of the Board of Directors (the "Committee"), composed solely of the independent directors named below, is responsible to the Board and by extension to the stockholders for: (i) determination of the compensation of the chief executive officer and the other managing directors who are also members of the Company's Management Committee (collectively, the "Senior Executive Officers"); (ii) administration of the Company's Executive Incentive Compensation Plan (the "Incentive Plan"); (iii) administration of the Company's stock incentive plans as required by Rule 16b-3 under the Securities Exchange Act of 1934 as amended; and (iv) review and approval of the compensation policies and general levels of compensation for the Company's remaining managing directors and other key employees, for whom individual compensation decisions are made by a management-level compensation committee.

     The Committee recognizes that the investment management and securities industries are highly competitive and that experienced professionals have significant career mobility. Its members believe that the ability to attract, retain, and provide appropriate incentives for the highest quality professional personnel is essential to retain the Company's competitive position in the mutual fund and investment management industry, and thereby seek to provide for the long-term success of the Company in the interests of its stockholders.


     The Committee believes that competitive levels of cash compensation, together with equity incentive programs that are consistent with stockholder interests, are necessary for the motivation and retention of the Company's professional personnel. The Company's compensation programs are keyed to achievement, as determined by the Committee, of short- and long-term performance goals.


     During 1995, base salaries for each of the individuals named in the table on page 6 (the "Named Officers") were unchanged from the annual levels established during 1993 (which levels, in the case of each of the Senior Executive Officers, had not previously been changed since the Company's initial public offering in 1986). Consistent with compensation practices generally applied in the investment management and other financial services industries with which the Company competes for talent, base salaries for the Named Officers are intended to form a relatively low percentage (substantially below 50%) of total cash compensation with the major portion of cash compensation intended to be derived from payments made under the Incentive Plan, provided, of course, that the performance goals established under the Incentive Plan are met or exceeded.

     In 1995, the Committee and the Board of Directors recommended, and the stockholders approved, the Incentive Plan. The Incentive Plan establishes a pool (the "Incentive Pool") which relates incentives to the Company's Income before Income Taxes and Minority Interests for that year ("Adjusted Earnings"), subject to a requirement that a threshold ratio of net income to average stockholders' equity (the "Threshold ROE") is attained. The Incentive Pool, subject to reduction based on the Threshold ROE target, is computed as follows:(1) for Adjusted Earnings up to $25 million, 5% of Adjusted Earnings; (2) for Adjusted Earnings above $25 million to $50 million, an additional 7% of Adjusted Earnings; and (3) for Adjusted Earnings above $50 million, an additional 8% of Adjusted Earnings. Thus, the Incentive Plan establishes a maximum cumulative Incentive Pool of $3,000,000 plus 8% of Adjusted Earnings over $50 million. For purposes of the Incentive Plan, Threshold ROE for the year is the ratio of annual net income (excluding the effect of extraordinary items under generally accepted accounting principles) to average stockholders' equity for the year. The Threshold ROE that must be attained to permit the maximum cumulative Incentive Pool to be fully payable under the Incentive Plan is 20%. If the Company's Threshold ROE is less than 20% but at least 10%, for each full percentage point shortfall the maximum cumulative Incentive Pool is reduced by five percentage points. If the Company's Threshold ROE falls below 10%, there shall be no Incentive Pool, and no bonus payment will be made from the Incentive Pool for that fiscal year.

     As contemplated by the Incentive Plan, the Committee at the outset of 1995 designated seven executive officers (the chief executive officer, the three other Senior Executive Officers, and three other managing directors) as eligible to participate in the Plan for 1995. The Committee also determined that each particular participant would be eligible to receive a specified percentage of the available Incentive Pool. In accordance with the Incentive Plan, the Committee reviewed the requirements established by the Plan for determining incentive awards and also determined and certified that each of the Plan's performance goals had been satisfied before it approved and permitted payment of bonuses pursuant to the Plan. Hence, the Committee expects that all payments pursuant to the Incentive Plan will be fully deductible in accordance with
Section 162(m) of the Internal Revenue Code of 1986, as amended, and all other compensation payable to the Named Executive Officers for 1995 performance similarly will be fully deductible.

     The Committee determined to award each of the Senior Executive Officers incentive compensation in each case in an amount less than the full amount that would be permitted to be paid under the Incentive Plan. In making its determinations, the Committee noted that the Company had achieved record revenues, earnings, and earnings per share and had attained a return on equity substantially in excess of the Threshold ROE. The Committee also gave consideration to a series of specific, qualitative performance factors that it believed reflected the Senior Executive Officers' performance but were not capable of precise measurement, including relative investment performance, marketing effectiveness, management of corporate assets, expense control, and corporate infrastructure development. The Committee determined that the Senior Executive Officers each had demonstrated superior long-term management performance in these areas. However, in determining executive officer compensation relative to the Company's general compensation policies as well as general industry compensation trends, the Committee determined to award the Senior Executive Officers incentive compensation less than the full amounts payable under the Plan. In making these determinations, the Committee noted that the Company may be required to pay out a greater portion or all of the incentive pool in a year when financial performance might not be as strong in order to maintain a competitive compensation structure and thus retain key personnel. In the case of Mr. Laporte, the Named Officer who is not one of the Senior Executive Officers, a portion of the incentive compensation reported in the Summary Compensation Table represents payments other than from the Incentive Pool (as contemplated by the Incentive Plan) and was based on the Committee's evaluation of the operating performance and qualitative factors of the domestic small-cap equity management functions for which Mr. Laporte is responsible.

     In establishing the compensation of the Named Officers, the Committee took into account the fact that the four Senior Executive Officers constituted the Company's senior management team during 1995 and thus had broad Company-wide management responsibilities as well as line operating responsibilities. Each of these individuals has been a member of the Company's Management Committee since 1984. A larger base salary for Mr. Collins reflected the additional responsibilities inherent in his position as chief executive officer. Subject to the considerations regarding the stock option awards described below, the four Senior Executive Officers were viewed as making generally equivalent contributions to 1995 performance. In the case of Mr. Laporte, the Committee took into consideration the strong investment performance and growth in assets under management of the Company's domestic small-cap equity management operations, of which Mr. Laporte is in charge, and the fact that the funds under Mr. Laporte's general supervision are major contributors to Company revenues.

     In 1995, the Committee determined to make stock option awards to Mr. Roche and Mr. Riepe each covering 100,000 shares of Common Stock at $52.25 per share. These option awards were significantly greater than option awards that had been made in the past, with the exception of Mr. Testa's 300,000 share option award in 1994. Each of these awards was based on the strong long-term performance of the Company during these individuals' service as members of the Company's Management Committee, as reflected by the nearly nine-fold increase in the value of a share of the Company's Common Stock purchased at the time of the Company's initial public offering in April 1986, as well as the total market value of the Company measured from the Company's initial public offering through the end of 1995. Each of these individuals was viewed by the Committee to have made unique long-term contributions in addition to their collective contributions as members of the Company's senior management team-Mr. Roche to the Company's financial management and equity portfolio management functions, Mr. Riepe to the Company's mutual fund business, and, as previously stated, Mr. Testa to the Company's international investment operations. To solidify the link of these considerable awards to long-term future performance, the option awards to Mr. Roche and Mr. Riepe, which expire on October 31, 2005, become exercisable in three equal annual installments commencing in 1998. This three-year delay before initial vesting commences is longer than the vesting period established in stock option grants awarded to other key employees in 1995 but is consistent with Mr. Testa's 1994 option grant.

     In administering the Company's compensation programs for executive officers, the Committee receives the advice of its independent compensation consultants concerning cash compensation and option award practices of other public companies, including companies which compete with the Company for talent.

     The Committee has compared the Company's compensation levels to relevant publicly available data for the investment management, securities, and other financial service industries and has found the Company's compensation levels to be competitive. Certain of these companies are included in the CRSP Total Return

Index for Nasdaq Financial Stocks shown in the Stock Performance Chart below. The Company believes it competes for executive talent with a large number of investment management, securities, and other financial services companies, some of which are privately owned and others of which have significantly larger market capitalization than the Company. The practice of the Company and the Committee is to review available compensation data from a large universe of financial services companies. The Committee receives the assistance of its independent compensation consulting firm in comparing and determining executive compensation and policies. In reviewing this data, the Committee's goal is to maintain compensation programs which are competitive with averages within the financial services industry but are neither significantly higher nor lower than these averages.


     The Executive Compensation Committee believes that 1995 compensation levels disclosed in this proxy statement are reasonable and appropriate in light of the Company's very strong financial and investment performance.

                                        Philip C. Walsh, Chairman
                                        James E. Halbkat, Jr.
                                        John W. Rosenblum
                                        Robert L. Strickland

                            STOCK PERFORMANCE CHART

     As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a Company-constructed peer group index.


     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1995 with the cumulative total return on the CRSP Total Return Index for the Nasdaq Stock Market (US Companies), the CRSP Total Return Index for Nasdaq Financial Stocks, and the S&P 500 Stock Index. The comparison assumes $100 was invested on December 31, 1990 in the Company's Common Stock and in each of the foregoing indices and the reinvestment of dividends.


     There can be no assurance as to future trends in the cumulative total return of the Company's Common Stock or of the following indices. The Company does not make or endorse any predictions as to future stock performance.


LINE CHART WITH TABLE

     (1) The CRSP Total Return Index for the Nasdaq Stock Market (US Companies) is an index comprising all domestic common shares traded on the Nasdaq National Market(registered trademark) and the Nasdaq Small Cap Marketsm. The CRSP Total Return Index for Nasdaq Financial Stocks is an index comprising all financial company American Depository Receipts, domestic common shares, and foreign common shares traded on the Nasdaq National Market(registered trademark) and the Nasdaq Small Cap Marketsm, and represents SIC Codes 60 through 67. The Company will provide the names of companies included in this index upon the written request of any stockholder. Such request should be directed to the secretary of the Company. These indices were prepared for Nasdaq by the Center for Research in Securities Prices ("CRSP") at the University of Chicago and distributed to Nasdaq-listed companies to assist them in complying with proxy rule disclosure requirements. The Company has not independently verified the computation of these total return indices.


     (2) Total return performance for the S&P 500 Index provided by Standard & Poor's.

       PROPOSED CHARTER AMENDMENT TO EFFECT A TWO-FOR-ONE STOCK SPLIT AND
        A PROPORTIONAL INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK


     The Board of Directors of the Company has adopted resolutions declaring advisable and recommending to the Company's stockholders for their approval an amendment to the Company's charter effecting a two-for-one split of the Company's outstanding Common Stock and a proportional increase in the authorized shares of Common Stock from 100,000,000 to 200,000,000 shares. The text of the proposed amendment is included in the form of Articles of Amendment attached hereto as Exhibit A. The Board of Directors believes that the stock split will be beneficial to the trading market for the Company's Common Stock by reducing the per share trading price and increasing the number of publicly traded shares.


     If the amendment is adopted, the split will become effective as of the close of business on April 12, 1996 and stockholders of record as of that date (the "record date") will receive one share of Common Stock for each share held as of the record date. Certificates representing such shares will be distributed on April 30, 1996. Participants in the Company's Employee Stock Purchase Plan will be entitled to receive additional full and fractional shares for each full and fractional share owned by them as of the April 12 record date, and options outstanding under the Company's existing stock option and stock incentive plans will be proportionally adjusted. Similarly, it is expected that the dividend payable per share in subsequent quarters will be adjusted to reflect the effect of the split.


     It is likely that the per share trading price of the Common Stock on the Nasdaq National Market(registered trademark) will be reduced to approximately one-half of the trading price immediately before the stock split and that this will occur upon the close of business on the April 30 payment date. The cost basis of pre-split shares shall be allocated pro rata among the pre-split shares and the split shares received in respect of those particular pre-split shares. The new shares will be deemed to have been held for the same period of time as the pre-split shares to which they relate. The Company has been advised by counsel that, under current federal tax law, the distribution of additional shares will not result in taxable income or loss.

     Following stockholder adoption of the proposed amendment, approximately 119,610,000 shares of Common Stock will be available for issuance in excess of outstanding post-split Common Stock approximating 57,040,000 shares and the approximately 23,350,000 post-split shares reserved for issuance under the Company's various existing and proposed employee benefit plans. The proportion of shares available for possible future issuance to total authorized Common Stock will remain exactly the same before and after the split. At the present time, there are no agreements, understandings, or arrangements for the authorized but unissued Common Stock, other than the existing and proposed employee stock plans (see the proposed 1996 Stock Incentive Plan description beginning on page 14).

     The amendment does not change the proportion of the authorized Common Stock to the shares of Common Stock outstanding or reserved for issuance, as described above. The authorized shares of Common Stock in excess of the outstanding and reserved shares could be issued, in many cases without stockholder approval, for a variety of corporate purposes, including the raising of additional capital to support expansion of the Company's growth, either through internally generated growth or through acquisitions, and stock issuances in connection with the acquisition of other business organizations, employee incentive plans, and stock split-ups and stock dividends. Management of the Company is cognizant of the trends toward consolidation in the investment management industry and believes there may be enhanced prospects for growth through acquisition in the future. Consistent with these trends, the Company from time to time considers possible acquisitions and periodically engages in discussions regarding possible acquisitions. Currently, the Company is not a party to any agreements or understandings regarding any acquisitions. In addition, acquisitions involving stock issuances above certain enumerated thresholds would require stockholder approval under applicable rules of the Nasdaq Stock Market and in some circumstances Maryland law.

     The Board of Directors is required to make any determination to issue shares of Common Stock based on its judgment as to the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Common Stock that could make more difficult or discourage an attempt to obtain control of the Company by means of merger, tender offer, proxy contest, or other means. When, in the judgment of the Board of Directors, this action will be in the best interests of the stockholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the stockholders and the Company.


Recommendation of the Board of Directors;  Vote Required

     The Board of Directors has declared advisable and recommends a vote "FOR" an amendment to the Company's charter effecting a two-for-one split of the Company's outstanding Common Stock and a proportional increase in the authorized shares of Common Stock from 100,000,000 to 200,000,000 shares. The affirmative vote of a majority of the total number of shares of Common Stock outstanding will be required for adoption of the amendment. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the amendment. Proxies solicited by the Board of Directors will be voted in favor of the amendment unless stockholders specify otherwise.

                       PROPOSED 1996 STOCK INCENTIVE PLAN

     The Company's 1996 Stock Incentive Plan (the "Plan") was recommended by the Executive Compensation Committee (the "Committee") and approved by the Board of Directors on February 7, 1996. A copy of the Plan is attached hereto as Exhibit B, and the following summary description is qualified by reference to the Plan. The purpose of the Plan is to provide an incentive to employees and to encourage capital accumulation and stock ownership by key employees in order to increase their proprietary interest in the Company's success.


     No options or awards have been granted or made under the Plan in 1996. For information concerning 1995 grants under the Company's 1990 and 1993 Stock Incentive Plans, which are similar to the proposed Plan, see the Option Grants Table on page 7. The Committee has not considered what awards will be made under the Plan, and, consequently, the number of shares that will be covered by any such awards or the persons to whom awards will be made cannot be determined.

     In addition, there are 9,710 and 1,434,600 shares of Common Stock reserved for issuance under the Company's 1990 Stock Incentive Plan (the "1990 Plan") and 1993 Stock Incentive Plan (the "1993 Plan"), respectively, as to which options or stock appreciation rights have not been granted. Authority to make awards under the 1990 Plan will be terminated upon stockholder approval of the 1996 Plan; authority to make awards under the 1993 Plan will continue in effect following stockholder approval of the 1996 Plan. Information concerning outstanding grants under these and prior plans is contained in the Company's Annual Report to Stockholders.

     The Plan will be effective as of April 12, 1996, subject to stockholder approval, and authority to grant options will remain in effect until February 6, 2006.


Number of Shares


     The Plan provides that 4,000,000 shares of the Company's Common Stock, which number is subject to adjustment to reflect certain subsequent stock changes such as stock dividends, stock splits, and share exchanges, will be available for the granting of stock options, stock appreciation rights, and stock awards, from time to time, to key employees (including officers and directors who are employees) of the Company and its subsidiaries. If the two-for-one stock split is approved at the annual meeting, the Plan would then cover 8,000,000 shares of the Company's Common Stock. If an option or stock appreciation right expires before its exercise, a stock appreciation right is exercised for cash, a stock award is forfeited, or shares are tendered as consideration for the exercise of any option or award, the shares may again be subject to awards.

Administration; Eligibility

     The selection of the participants in the Plan and the term of awards granted to each participant will be determined by the Committee, which may delegate authority to make awards to persons who are not subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") to a committee of officers. Key employees, including those who are officers and directors of the Company and its subsidiaries, are eligible to be selected to receive awards under the Plan.

Stock Options


     The Committee may grant either incentive stock options qualified with respect to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not qualified under any section of the Code ("non-qualified options"). Incentive stock options may be granted at not less than 100% of the fair market value of the underlying Common Stock, and non-qualified stock options may be granted at not less than 75% of the fair market value of the underlying Common Stock. The Committee's practice has been to award all options at not less than 100% of the fair market value of the underlying Common Stock on the date of grant. Upon exercise, the option price is to be paid in full in cash, at the discretion of the Committee, in the Company's Common Stock previously owned by the option holder or acquired upon the option exercise having a market value on the date of exercise equal to the aggregate option price, in a combination thereof, or in any other method that the Committee may allow.

     Options granted under the Plan shall first become exercisable at least one year after grant and shall expire not more than 10 years from the date the option is granted. The Committee may in its discretion provide that an option may not be exercised in whole or in part for any period or periods of time specified and may accelerate the time at which an option may be exercised.


Stock Appreciation Rights

     The Committee may grant stock appreciation rights which provide the grantee the right to receive a payment (in cash, Common Stock, or a combination of both) equal to the difference between the fair market value of a specific number of shares of Common Stock on the grant date and the fair market value of such shares on the date of exercise. Stock appreciation rights may, in the discretion of the Committee, be granted separately or in tandem with options or other awards under the Plan.

Stock  Awards


     Awards of shares of Common Stock may be issued with or without payment of consideration by the participant. An award of stock may be denominated in shares of stock, units of stock, or stock equivalent units and may be paid in cash, Common Stock, or a combination thereof. All or part of any stock award may be subject to conditions and restrictions, which the Committee shall specify.


"Book Value" Shares


     Incentive and non-qualified stock options, stock appreciation rights, and stock awards may also relate to "Book Value Shares." Book Value Shares are shares of Common Stock which have voting, dividend, and liquidation rights but are not transferable except to the Company and are subject to valuation and adjustment in certain circumstances, as described in the Plan.


Amendments


     The Committee, at any time and from time to time, may alter, amend, suspend, or discontinue the Plan or alter or amend any and all options, stock appreciation rights, and stock awards under the Plan. In addition, no such action may be taken which adversely affects the rights of a participant in any option, stock, or right that has been granted under the Plan without the participant's consent. Under current rules of the Securities and Exchange Commission applicable to persons who are subject to Section 16 of the 1934 Act, no such action may be taken without stockholder approval which materially increases the benefits to participants under the Plan, materially increases the number of shares to be issued, materially extends the period for granting of awards or materially modifies the requirements as to eligibility. Likewise, stockholder approval is required under the Code for amendments increasing the number of shares which may be issued under the Plan and the category of individuals eligible for awards to the extent awards are intended to qualify as incentive stock options.


Federal Income Tax  Consequences


     The following is a general summary of the federal income tax treatment of the stock awards, incentive stock options, non-qualified stock options, stock appreciation rights, and stock awards to be granted under the Plan based upon the current provisions of the Code and regulations promulgated thereunder.


     Incentive Stock Options. Incentive stock options under the Plan are intended to meet the requirements of Section 422 of the Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise, if the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the stock is transferred to the option holder. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for stock will ordinarily be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

     If the option holder fails to comply with the employment or holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. If the option holder is treated as having received ordinary income because of his failure to comply with either condition above, an equivalent deduction will be allowed to the Company in the same year.


     Non-Qualified Stock Options. No tax consequences result from the grant of the option. An option holder who exercises a non-qualified stock option with cash will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount. The option holder's basis in such shares will be the fair market value on the date exercised, and when the shares are disposed of, capital gain or loss, either long-term or short-term, will be recognized depending on the holding period of the shares.


Recommendation of the Board of Directors; Vote Required


     The Board of Directors recommends approval of the Plan. The affirmative vote of a majority of the votes cast at the meeting will be required to approve the Plan. Accordingly, abstentions and broker non-votes will not be considered to be votes cast and will have no effect on the outcome of the matter. Proxies solicited by the Board of Directors will be voted in favor of approval of the Plan unless stockholders specify otherwise.


                CERTAIN OWNERSHIP OF THE COMPANY'S COMMON STOCK


     The Company has no knowledge at this time of any individual or entity owning, beneficially or otherwise, 5% or more of the outstanding Common Stock of the Company.

                      SELECTION OF INDEPENDENT ACCOUNTANTS


     The  Board  of  Directors,  pursuant  to the  recommendation  of its  Audit
Committee, has selected Price Waterhouse LLP, independent accountants, to examine the financial statements of the Company for the year 1996. This firm has served as independent accountants of the Company since 1985. A partner of the firm will be present at the annual meeting and available to respond to appropriate questions and will have an opportunity to make a statement if he desires to do so.

     In 1995, Price Waterhouse performed various professional services for the Company, including completion of the examination of financial statements of the Company for 1994, preliminary work on the examination for 1995, and preparation of corporate tax returns. Price Waterhouse also examines the financial statements of almost one-half of the Price Funds and other sponsored investment products.


     The Audit Committee of the Board of Directors of the Company approved the audit services provided by Price Waterhouse and the related fees and took into consideration the non-audit services provided by Price Waterhouse. The Committee considered the possible effect of these non-audit services on the independence of Price Waterhouse and concluded there was no material effect upon their independence.

                             STOCKHOLDER PROPOSALS


     Stockholder proposals intended to be presented at the 1997 annual meeting must be received by the Company for inclusion in the Company's proxy statement and proxy relating to that meeting by November 4, 1996.


                                  OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Company.

                                    Exhibit A

                         T. ROWE PRICE ASSOCIATES, INC.

                             ARTICLES OF AMENDMENT

     T. Rowe Price Associates, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  The charter of the  Corporation is hereby amended by:

     Changing and reclassifying each of the shares of Common Stock (par value $.20 per share) of the Corporation, which is issued at the close of business on the effective date of this amendment, into two shares of such Common Stock (par value $.20 per share) and by transferring from the account designated "capital in excess of par value" to the extent available and then from the account designated "retained earnings" to the common stock account $.10 for each share of Common Stock outstanding immediately after the change and reclassification, such change and reclassification to be made as a two-for-one split of the issued and outstanding shares and not as a stock dividend, and in connection therewith there shall be issued one additional share of Common Stock for each such share thereof which is issued and outstanding at such effective date.

     SECOND: Article SIXTH, Paragraph (a) of the charter of the Corporation is hereby amended to read in its entirety as follows:


          SIXTH: (a) The total number of shares of stock of all classes of capital stock (par value $.20 per share) which the Corporation has authority to issue is 220,000,000 shares amounting in aggregate par value to $44,000,000, of which 200,000,000 shares amounting in aggregate par value to $40,000,000 are classified as "Common Stock" and 20,000,000 shares amounting in aggregate par value to $4,000,000 are classified as "Preferred Stock."


     THIRD: (a) As of immediately before the amendment the total number of shares of stock of all classes which the Corporation has authority to issue is 120,000,000 shares, of which 20,000,000 shares are Preferred Stock (par value
$.20 per share) and 100,000,000 shares are Common Stock (par value $.20 per share).

     (b) As amended the total number of shares of stock of all classes which the Corporation has authority to issue is 220,000,000 shares, of which 20,000,000 shares are Preferred Stock (par value $.20 per share) and 200,000,000 shares are Common Stock (par value $.20 per share).

     (c) The aggregate par value of all shares having a par value is $24,000,000 before the amendment and $44,000,000 as amended.


     (d) The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of capital stock of the Corporation has not been changed by this Amendment.

                                   Exhibit B

                         T. ROWE PRICE ASSOCIATES, INC.


                           1996 STOCK INCENTIVE PLAN


1.   PURPOSE:

     This 1996 Stock Incentive Plan (the "Plan") is intended as an employment incentive and an encouragement of capital accumulation and stock ownership by key employees of the Company and of its Subsidiaries (as defined below) in order to increase their proprietary interest in the Company's success. This Plan authorizes options, stock appreciation rights, and stock awards (each referred to as an "award"). Options may be either incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options not intended to qualify under any section of the Code. Awards may be granted separately or in tandem with other awards.

2.   ADMINISTRATION:


     The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee") composed of at least two directors who are disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or any successor provisions. The Company's Executive Compensation Committee is hereby initially designated as the Committee. The Committee may delegate to a committee of officers of the Company any or all of its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except only the Committee may make any determination regarding employees who are subject to Section 16 of the 1934 Act.

     The interpretation and construction by the Committee of any provisions of the Plan or any agreements with respect to awards issued under it and any determination by the Committee pursuant to any provision of the Plan or any such agreement shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith, nor for any matter as to which the Company's charter limits the liability of directors. Such members shall be entitled to indemnification and reimbursement in the manner provided in the Company's charter or by-laws and under any directors' and officers' liability insurance coverage which may be in effect from time to time.


     With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

3.   ELIGIBILITY:


     The individuals who shall be eligible to participate in the Plan shall, as the Committee shall determine from time to time, be such key employees of the Company, including officers who are also directors, or of any corporation (a "Subsidiary") in which the Company has a proprietary interest by reason of stock ownership or otherwise. No individual shall be eligible to receive awards under the Plan for more than an aggregate of 800,000 shares of Common Stock (prior to giving effect to the stock split presented for action at the Company's 1996 annual meeting of stockholders) over the term of the Plan.


4.   AWARD OF OPTIONS:


     The Committee, at any time and from time to time, may authorize the granting of options under this Plan to any individual eligible to receive the same. Options shall be granted under this Plan at such times, for such number of shares, and subject to such conditions as the Committee shall determine.


5.   AWARD OF STOCK APPRECIATION RIGHTS:


     The Committee, at any time and from time to time, may authorize the granting of stock appreciation rights under this Plan. Stock appreciation rights shall be granted under the Plan at such times, for such number of shares of

Common Stock, and subject to such conditions, including limitations as to the amount which may be received upon exercise, as the Committee shall determine. The term "stock appreciation right" shall mean the right to receive from the Company, upon exercise thereof without payment to the Company, an amount up to the difference between the fair market value on the exercise date of the total number of Ordinary Shares, or the value (based on Book Value Per Share) on the exercise date of the total number of Book Value Shares for which the stock appreciation right is exercised, less the exercise price of such stock appreciation right. The amount payable by the Company upon exercise of a stock appreciation right may be paid in cash, in stock, or in any combination of cash and stock. No fractional shares shall be issued under this section.


6.   STOCK AWARDS:


     The Committee, at any time and from time to time, may authorize the issuance of stock at no cash cost, or for such payment as the Committee shall determine, to any individual eligible to participate in the Plan. An award of stock may be denominated in shares of stock, units of stock, convertible debentures, or stock equivalent units, and may be paid in stock, in cash, or in a combination of stock and cash. All or part of any stock award may be subject to conditions and restrictions established by the Committee.


7.   STOCK:


     The stock subject to the options, stock appreciation rights, stock awards, and other provisions of the Plan shall be shares of the Company's authorized but unissued Common Stock. The term "Common Stock" may mean either Ordinary Shares or Book Value Shares (as such terms are defined hereinafter). Subject to adjustment in accordance with the provisions of Paragraph 8(h) hereof, the total number of shares of Common Stock on which options or stock appreciation rights may be granted or stock awards may be made under the Plan shall not exceed 4,000,000 shares of Common Stock (prior to giving effect to the stock split presented for action at the Company's 1996 annual meeting of stockholders); provided that, except for purposes of determining the number of shares which may be issued pursuant to incentive stock options, shares tendered as consideration for the exercise of any option or other award, shares subject to any stock appreciation right or award settled in cash, shares subject to the unexercised portion of any outstanding option or stock appreciation right which expires, is canceled, or is terminated for any reason, and shares issued under a stock award which subsequently are forfeited in accordance with the terms of the related stock agreement may again be subject to awards under the Plan.

     The terms "Ordinary Shares" and "Book Value Shares" shall have the following meanings. "Ordinary Shares" means shares of the Company's Common Stock for which there is a generally recognized trading market and which are freely transferable. "Book Value Shares" means shares of the Company's Common Stock which shall be authorized for issuance and which shall have the same voting, dividend, and liquidation rights as Ordinary Shares, except that they shall not be transferable (whether or not the stock option or stock appreciation rights agreements are then in effect) except to the Company and except that they shall be subject to the repurchase provisions set forth in the stock option agreements.


8.   TERMS AND CONDITIONS OF AGREEMENTS:

     All awards granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall, from time to time, approve. The Committee may, from time to time, modify or amend any such agreement. Such agreements shall comply with and be subject to the following terms and conditions, to the extent applicable:


          (a) Medium of Payment for Option: Upon exercise of an option, the option price shall be payable (i) in United States dollars in cash or by certified check, bank draft, or money order payable to the order of the Company; (ii) through the delivery or withholding of shares of Common Stock of the Company (which may be either Ordinary Shares or Book Value Shares, or a combination of both) with a value equal to the total option price;
     (iii) by a combination of the methods described in (i) and (ii); or (iv) through such other means as the Committee may allow. Shares of Common Stock delivered in payment of the option exercise price may, in the discretion of the Committee, be previously acquired shares or shares acquired upon exercise of the option. To the extent permitted by law, the Company or a Subsidiary may make or guarantee loans to optionees to assist in the payment of the exercise price.


          (b) Number and Kind of Shares: The agreement shall state the total number and kind of shares of Common Stock to which it pertains. The agreement shall provide that Book Value Shares shall be subject to repurchase by the Company, as described in such agreement, and that such shares shall not be assignable or transferable.


          (c) Option Price: The option price for Ordinary Shares covered by an incentive stock option granted hereunder shall be not less than 100% of the fair market value, as determined by the Committee, of such Shares on the date of the granting of the incentive stock option. The option price for Ordinary Shares covered by non-qualified stock options granted hereunder shall be not less than 75% of the fair market value, as determined by the Committee, of such Shares on the date of the granting of the non-qualified stock option. The "fair market value" for Ordinary Shares for purposes of this Plan shall be (i) the last reported sale price of the Common Stock on the Nasdaq National Market(registered trademark) on the date the award is granted or, if none, for the preceding day for which there was a last reported sale price; or (ii) if the Ordinary Shares are listed on a national securities exchange, the last quoted sale price on such exchange on the date on which the award is granted or, if none, for the next preceding day for which there was a last quoted sale price; or (iii) if the Common Stock is not quoted on the Nasdaq National Market(registered trademark) or listed on a national securities exchange, the mean between the bid and asked prices in the over-the-counter market on the date of the award or, in the absence of such quotations or if the Common Stock is not publicly traded, such other price as shall be determined by the Committee to be the fair market value.

          The option price for any Book Value Shares covered by an incentive stock option shall be not less than the "Book Value Per Share" on the "Fiscal Quarter Date" coincident with or immediately preceding the date of the granting of the option, which the Committee believes in good faith to be the fair market value of such Shares on the date of grant. The option price for any Book Value Share covered by a non-qualified stock option shall be not less than 75% of "Book Value Per Share" on the "Fiscal Quarter Date" coincident with or immediately preceding the date of the granting of the option. The term "Book Value Per Share" as of any given date means the common stockholders' equity, as stated in the consolidated financial statements of the Company, as at the Fiscal Quarter Date coincident with or immediately preceding such given date, divided by the sum of the number of shares of the Company's Common Stock outstanding and the number of common stock equivalents as of such Fiscal Quarter Date (which calculation shall be made before giving effect to the sale or repurchase of Book Value Shares on such Fiscal Quarter Date); provided, however, that the Book Value Per Share, for the purpose of calculating the repurchase price per share only, may be adjusted to such an extent as may be determined by the Board of Directors of the Company to preserve the benefit of the arrangement for the participants and the Company, if in the opinion of the Board of Directors, after consultation with the Company's independent accountants, changes in the Company's accounting policies, acquisitions, or other unusual or extraordinary items have disproportionately and materially affected the number of shares of the Company's Common Stock outstanding or the Company's common stockholders' equity. The term "Fiscal Quarter Date" means March 31, June 30, September 30, or December 31 of any year or such other dates as the Company may, from time to time, elect as the end dates of the fiscal quarters of the Company.


          (d) Term of Options and Stock Appreciation Rights: No option or stock appreciation right may be exercised before the first anniversary of the date on which it was granted. Each option and stock appreciation right granted under the Plan shall expire not more than 10 years from the date it is granted.

          (e) Limitation on Incentive Stock Options: To the extent that the aggregate fair market value (determined at the time the option is granted) of the Ordinary Shares or the Book Value Shares with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year (under this Plan, and to the extent required by Section 422(d) of the Code, under all other plans of the Company and its subsidiary corporations as defined in Section 424(f) of the Code, including without limitation the 1986 Stock Incentive Plan, the 1990 Stock Incentive Plan, and the 1993 Stock Incentive Plan) exceeds $100,000 (or such other limitation as may be specified by the Code), such options shall be treated as non-qualified stock options.

          (f) Replenishment of Options: The terms of a stock option grant may provide, or may be amended by the Committee to provide, for the award of a new option when the exercise price has been paid by delivery or withholding of shares of Common Stock to the Company, provided that such replenishment feature shall be limited to any extent required by rules, regulations, or interpretations under the 1934 Act with respect to any particular grant in the case of an option holder who is or becomes subject to Section 16 of the 1934 Act. Any new option grant, which would automatically occur without any further corporate action, would cover not more than the number of shares tendered with the exercise price set at the then fair market value of such shares.

          (g) Acceleration or Waiver: In the case of an option or stock appreciation right not immediately exercisable in full or any stock award subject to any restriction or condition, the Committee may in its discretion accelerate the time at which the option or stock appreciation right granted hereunder may be exercised or waive, in whole or in part, any restriction or condition with respect to the award.


          (h) Recapitalization: The aggregate number of Ordinary Shares and Book Value Shares on which awards under the Plan may be granted to persons participating under the Plan, the number of shares thereof covered by each award, the price per share thereof in each award, and any numerical limitations contained herein relating to awards shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. In the case of other changes in the Company's capitalization, adjustments shall be made to the extent determined by the Committee as necessary or appropriate to reflect the transaction.


          If the Company shall be the surviving or resulting corporation in any merger or consolidation, any award granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the award would have been entitled; but a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving or resulting corporation, shall cause every award outstanding hereunder to terminate, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender awards with respect to its shares on terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of any award then outstanding hereunder.


          In the event of a change in the Company's Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

          (i) Assignability: No award granted under this Plan shall be assignable or transferable except by will or by the laws of descent and distribution or as otherwise permitted under Rule 16b-3 under the 1934 Act. Notwithstanding this limitation, the Committee may expressly provide in an agreement (or in any amendment to any agreement) that an award may be transferred to one or more members of a participant's immediate family or a trust or partnership primarily for the benefit of such person, provided there is no consideration paid for such transfer.


9.   AWARDS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS:

          Awards may be granted under the Plan from time to time in substitution for awards held by employees of corporations who become or are about to become key employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

10.  TERM AND EFFECTIVENESS OF PLAN:


          The Plan shall become effective on the date it receives approval by the affirmative votes of the holders of a majority of the Common Stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law. No award shall be granted pursuant to this Plan after February 6, 2006.


11.  AMENDMENTS:


          The Board of Directors, from time to time, may alter, amend, suspend, or discontinue this Plan or alter or amend any and all awards granted or made hereunder except as required under the Code with respect to incentive stock options or under the Rules and Regulations of the Securities and Exchange Commission with respect to persons subject to Section 16 under the 1934 Act; and provided further that no action may be taken, without the consent of a participant under the Plan who holds an award under this Plan, which adversely affects the rights of such person in such award.


12.  APPLICATION OF FUNDS:


          The proceeds received by the Company from the issuance of Common Stock pursuant to awards under the Plan will be used for general corporate purposes.


13.  CERTAIN TAX MATTERS:


          Whenever under the Plan shares of Common Stock are to be delivered or become subject to tax, the Company may require as a condition of delivery or otherwise that the grantee remit an amount sufficient to satisfy all federal, state, and other governmental withholding tax requirements related thereto. The Company may, to the extent specified by the Committee in the applicable agreement or otherwise, withhold shares of Common Stock to be delivered with respect to a stock award or upon exercise of an option or stock appreciation right to satisfy such withholding tax requirements. In the event a disqualifying disposition is made, the person making such disposition shall remit to the Company an amount sufficient to satisfy all federal, state, and other withholding taxes thereby incurred. In lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the grantee.






                          T. ROWE PRICE ASSOCIATES INC.
                          -----------------------------

          Revocable Proxy Solicited on Behalf of the Board of Directors
          -------------------------------------------------------------



     THE UNDERSIGNED STOCKHOLDER of T. Rowe Price Associates, Inc. hereby appoints George J. Collins and George A. Roche the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated on the reverse side, all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Friday, April 12, 1996, at 10:00 a.m., at 100 East Pratt Street, Baltimore, Maryland 21202, and at any and all adjournments thereof with respect to the matters set forth on the reverse side and described in the Notice of Annual Meeting and Proxy Statement dated March 4 , 1996, receipt of which is hereby acknowledged.


     This Proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ITEMS LISTED ON THE REVERSE SIDE.

           (Continued and to be dated and signed on the reverse side)


                                                  T. ROWE PRICE ASSOCIATES, INC.
                                                                  P.O. BOX 11370
                                                         NEW YORK, NY 10203-0370

--------------------------------------------------------------------------------
                          (Reverse side of proxy card)

        (1)    ELECTION OF DIRECTORS


     [   ]     FOR all nominees listed below

     [   ]     WITHHOLD authority to vote for all nominees listed

               *EXCEPTIONS

George J. Collins, James E. Halbkat, Jr., Henry H. Hopkins, James A.C. Kennedy, John H. Laporte, Richard L. Menschel, William T. Reynolds, James S. Riepe, George A. Roche, John W. Rosenblum, Robert L. Strickland, M. David Testa, Philip
C. Walsh and Anne Marie Whittemore.

(INSTRUCTION: To withhold authority for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)


     (2) TO APPROVE AN AMENDMENT TO THE COMPANY'S CHARTER TO EFFECT A TWO-FOR-ONE STOCK SPLIT AND EFFECT A PROPORTIONAL INCREASE IN THE AUTHORIZED COMMON STOCK.


[    ]   FOR           [    ]   AGAINST       [    ]   ABSTAIN
         ---                    -------                -------


     (3)  TO APPROVE THE PROPOSED 1996 STOCK INCENTIVE PLAN.

[    ]   FOR           [    ]   AGAINST       [    ]   ABSTAIN
         ---                    -------                -------


     (4) IN THEIR DISCRETION, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof.

                                Please  date  and  sign  exactly  as  your  name
                                appears to the left. When signing as a fiduciary, representative or corporate officer, give full title as such. If you receive more than one proxy card, please sign and return all cards received.

                                Dated:_________________________________________

                                _______________________________________________
                                                   Signature

                                _______________________________________________
                                           Signature if held jointly


                                         Votes MUST be indicated (x) in Black or
                                         Blue ink.


        PLEASE SIGN, DATE, AND RETURN
        THE PROXY CARD PROMPTLY USING
        THE ENCLOSED ENVELOPE.